PROXY                                                       PROXY
                         ROYAL GOLD, INC.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley Dempsey and Pierre Gousseland or either of them, as attorneys, agents and proxies (the "Proxies"), each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 29, 2000, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") to be held at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, on November 14, 2000, at 9:30 A.M., or at any postponement or adjournment thereof.

    1. PROPOSAL to elect, as Class I directors for a term of three years (term to expire in 2003) or until each such Director's successor is elected and qualified, each of the following nominees:

        FOR THE NOMINEES BELOW (except as marked to the contrary)

        WITHHOLD AUTHORITY to vote for the nominees below

         Peter B. Babin      Stanley Dempsey     John W. Goth

INSTRUCTION: To withhold authority to vote for any single nominee, draw a line through the nominee's name above.

    2. PROPOSAL to ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ended June 30, 2001.

            FOR      AGAINST      ABSTAIN

    In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 13, 2000.


              Dated   _________________________________________________

                      __________________________________________________
                                          (Signature)
                      __________________________________________________
                                       (Signature if Held Jointly)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           Please mark, sign, date and return this Proxy promptly.







                         ROYAL GOLD, INC.
                 1660 Wynkoop Street, Suite 1000
                      Denver, Colorado 80202
                       303/573-1660 (Phone)
                        303/595-9385 (Fax)
                 royalgold@royalgold.com (E-mail)
                   www.royalgold.com (Web site)

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  To Be Held November 14, 2000

                             * * * *

To the Stockholders of ROYAL GOLD, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. (the "Company"), a Delaware corporation, will be held at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, on Tuesday, November 14, 2000, at 9:30 A.M., Mountain Standard Time, for the following purposes:

             1. To elect three Class I directors to serve until the 2003 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

             2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ended June 30, 2001; and

             3. To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

    Only stockholders of record at the close of business on September 29, 2000, will be entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.


                          BY ORDER OF THE BOARD OF DIRECTORS

                          /s/
                          Karen P. Gross
                          Vice President & Corporate Secretary

Denver, Colorado
October 13, 2000


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. THE PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN OBTAINING A QUORUM OF STOCKHOLDERS FOR THE ANNUAL MEETING. YOU ARE ALSO ENTITLED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY, OR TO VOTE IN PERSON AT THE MEETING.






                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS

                         ROYAL GOLD, INC.
                       1660 Wynkoop Street
                            Suite 1000
                      Denver, Colorado 80202
                           303/573-1660
                        303/595-9385 (Fax)
                 royalgold@royalgold.com (E-mail)
                   www.royalgold.com (Web site)



              SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished to the Stockholders of Royal
Gold, Inc. (the "Company" or "Royal Gold"), a Delaware corporation, in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be voted at the Annual
Meeting of the Stockholders of the Company (the "Meeting") to be held at 9:30 A.M. on Tuesday, November 14, 2000, at the Oxford
Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado.  This
Proxy Statement, the enclosed Proxy and the Company's Annual Report for the fiscal year ended June 30, 2000, are being mailed to Stockholders on or about October 13, 2000.

    Only holders of shares of the Common Stock ($.01 par value) of the Company ("Common Stock") of record at the close of business on September 29, 2000, will be entitled to notice of, and to vote at, the Meeting and at any and all postponements and adjournments thereof.

    If the enclosed Proxy is properly executed and received by the Company by 10:00 a.m., Mountain Standard Time, on November 14, 2000, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions indicated thereon. If no choice is indicated, the shares will be voted FOR each of the proposals identified herein. Stockholders who execute Proxies retain the right to revoke such Proxies at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Meeting who desires to vote his or her shares in person.

    Solicitation of Proxies may be made by directors, officers or employees of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock listed in the name of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. Costs of solicitation will be borne by the Company.


               VOTING RIGHTS AND OUTSTANDING STOCK

    All voting rights are vested exclusively in the holders of the Common Stock. As of the record date, September 29, 2000, there were issued and outstanding 17,910,814 shares of Common Stock, each of which entitles the holder thereof to one vote on all matters which may come before the Meeting. A majority of the issued and outstanding shares of Common Stock, whether represented in person or by Proxy, shall constitute a quorum at any meeting of the Stockholders. Abstentions will be counted as present for purposes of determining whether there is a quorum. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders. In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the beneficial ownership, as of August 31, 2000, of the Common Stock by each director, by each executive officer, by any person who is known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, and by all of the Company's directors and executive officers as a group.


                           Number of Shares of Common Stock
Name and Address                   Beneficially Owned                  Percent
of Beneficial                                Subject to                of
Owner                          Shares         Options(a)    Total(b)   Class
------------------------------------------------------------------------------

Stanley Dempsey (c)           607,883         369,684       977,567    5.52%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Edwin W. Peiker, Jr. (d)      415,778          25,000        440,778   2.49%
555 Ord Drive
Boulder, CO  80302

John W. Goth                   24,500          25,000         49,500    *
14142 Denver West Parkway
Suite 170
Golden, CO  80401

Pierre Gousseland              46,500          25,000         71,500    *
4 Lafayette Court, #1B
Greenwich, CT  06830

James W. Stuckert           1,738,705           25,000      1,763,705    9.96%
Hilliard, Lyons, Inc.
P.O. Box 32760
Louisville, Kentucky  40232

Merritt E. Marcus             425,243           25,000        450,243    2.54%
Marcus Paint Co.
235 East Market Street
Louisville, KY  40202

S. Oden Howell, Jr.           570,680           25,000        595,680    3.36%
Howell & Howell Painting
  Contractors, Inc.
P.O. Box 36097
Louisville, KY  40233

Peter B. Babin (e)            270,900          197,576        468,476    2.64%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

Donald Worth                    4,000               0          4,000      *
2679 Bayview Avenue
Willowdale, Ontario M2L 1C1
Canada

Karen P. Gross                 75,650         107,826          183,476   1.03%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

Donald Baker                    5,200          80,075           85,275    *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

John Skadow                    11,360         123,670          135,030    *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

All Directors &             4,196,399       1,028,831        5,225,230   29.5%
 Officers as a
 Group (12 persons)

Societe Generale Asset
 Management                 1,163,793               0        1,163,793   6.57%
2, place de la Coupole
La Defense
Paris 92972
__________________

*           Less than 1% ownership of the Company's Common Stock.

(a) See "Compensation of Directors and Executive Officers -- Option Exercises and Year-End Values."

(b) The amounts shown in the table reflect all shares beneficially owned, including shares subject to outstanding stock options that are exercisable within sixty (60) days of the date of this Proxy Statement.

(c) The amount shown in the table includes 265,032 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 265,032 shares of Common Stock.

(d) The amount shown in the table includes 14,200 shares beneficially owned by certain members of Mr. Peiker's immediate family. Mr. Peiker disclaims beneficial ownership of these 14,200 shares of Common Stock.

(e) The amount shown in the table includes 70,850 shares beneficially owned by certain members of Mr. Babin's immediate family. Mr. Babin disclaims beneficial ownership of these 70,850 shares of Common Stock.


PROPOSAL 1.

                   ELECTION OF CLASS I DIRECTORS

     The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I directors are Messrs. Dempsey, Babin and Goth; the Class II directors are Messrs. Stuckert, Marcus and Gousseland; and the Class III directors are Messrs. Howell, Peiker and Worth.

     If the enclosed Proxy is duly executed and timely received for the Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby FOR Peter B. Babin, Stanley Dempsey, and John W. Goth as Class I directors of the Company. If any of the nominees for election as a Class I director should refuse or be unable to serve (an event that is not anticipated), the Proxy will be voted for such person who is designated by the Board of Directors to replace such nominee. Each Class I director elected at the Meeting shall serve until the 2003 Annual Meeting, or until his successor is elected and qualified.

     Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

     Vote Required For Approval And Recommendation. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present is required for the election of directors. Each stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted.


   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
               A VOTE "FOR" THE DIRECTOR NOMINEES.


                      DIRECTORS AND OFFICERS

     Set forth below are the names, position with the Company, periods of service and experience of the directors and officers of the Company. The persons who are nominated for election as directors at the Meeting are indicated with an asterisk.


*Stanley Dempsey
Age 61; Chairman of the Board of Directors and Chief Executive
Officer of the Company since August 1984. Class I director; Term expires 2000.

President and Chief Operating Officer of the Company from July 1, 1987 to April 4, 1988. From 1984 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company. From 1960 through 1987, Mr. Dempsey was employed by AMAX, Inc. serving in various managerial and executive capacities. Mr. Dempsey is also a member of the board of directors of various mining-related associations.

*Peter B. Babin
Age 46; President of the Company since December 10, 1996. Class I director since October 1997. Term expires 2000.

Executive Vice President of the Company from January 1, 1995 to December 10, 1996. Senior Vice President from July 1, 1993 to January 1, 1995. From 1989 until 1993, Mr. Babin was a consultant to the Company. From 1986 through 1989, Mr. Babin was Senior Vice President and General Counsel of Medserv Corporation, a provider of ancillary health care services.

*John W. Goth
Age 72 Class I director since August 1988; Term expires 2000

Executive Director of the Denver Gold Group and past chairman of the Minerals Information Institute. A consultant to the mining industry since 1985. Mr. Goth was formerly a senior executive of AMAX, Inc. and director of Magma Copper Corporation. He is currently a director of U.S. Gold Corporation and Qualchem, Inc.
(1) (2)

Pierre Gousseland
Age 78   Class II Director since June 1992; Term expires 2001

Financial Consultant. From 1977 until January 1986, Mr. Gousseland was chairman and chief executive officer of AMAX, Inc. He is presently a Director of Guyanor Ressources S.A. Formerly, Director of the French American Banking Corporation of New York, the American International Group, Inc., Union Miniere, S.A. (Belgium), Degussa AG (Germany), IBM World Trade Europe/Middle East Africa Corporation and Pancontinental Mining Europe GmbH (Germany). Mr. Gousseland has served on the Chase Manhattan International and Creditanstaldt International (Vienna, Austria) Advisory Boards, and is past president of the French-American Chamber of Commerce in the United States. (2)

Merritt E. Marcus
Age 66; Class II director since December 1992.  Term expires 2001.

President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings, since 1983. Mr. Marcus has served several terms as a director of the National Paint and Coatings Association.

James W. Stuckert
Age 62; Class II director since September 1989; Term expires 2001.

Chairman and Chief Executive Officer of Hilliard, Lyons, Inc., Louisville, Kentucky. Mr. Stuckert is also a Director of Hilliard, Lyons, Inc. and Thomas Transportation. He joined Hilliard, Lyons in 1962 and served in several capacities prior to being named Chairman in December 1995. Mr. Stuckert is a member of the Hilliard, Lyons Trust Company Board. (1) (2)

S. Oden Howell, Jr.
Age 60; Class III director since December 1993.  Term expires 2002.

President of Howell & Howell Painting Contractors, Inc. and owner of Kessinger Service Industries, LLC. Consultant to H&N
Constructors, Inc.  From 1972 until 1988, Mr. Howell was
Secretary/Treasurer of Howell & Howell, Inc.

Edwin W. Peiker, Jr.
Age 69; Class III director since May 1987.  Term expires 2002.

President and Chief Operating Officer of the Company from April 1988 until February 1992. Vice President of Engineering of the Company from May 1987 to April 4, 1988. Principal in Denver Mining Finance Company from 1984 until 1986. From 1983 to 1986, Mr. Peiker was engaged in mineral consulting activities. During the period 1966-1983, Mr. Peiker served in a variety of positions with the Climax Molybdenum division of AMAX, Inc. involved in exploration activities worldwide. (1)

Donald Worth
Age 68.  Class III director since April 1999.  Term expires 2002.

Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a vice president of Canadian Imperial Bank of Commerce (Canada). Mr. Worth is a director of Canarc Resource Corporation, Cominco Ltd., Founders Capital Corporation, and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund, and is involved with several professional associations both in Canada and the United States.

Karen P. Gross
Age 46

Vice President of the Company since June 1994 and Corporate
Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company's compliance with various corporate governance standards.

Donald J. Baker
Age 51

Vice President Corporate Development of the Company since November 1998. From January 1997 until 1998, Mr. Baker was Manager of Corporate Development. From 1994 until 1997, he was a consultant to the Company. Mr. Baker was previously employed by Climax Molybdenum Company and Homestake Mining Company.

John Skadow
Age 42

Controller of the Company since 1993.  Treasurer of the Company since November 1999.  Mr. Skadow was previous employed by Dekalb
Energy where he held various accounting and finance positions.
___________

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


               MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended June 30, 2000, the Board of Directors held four regular meetings, and on three separate occasions action was taken by unanimous consent. Each director attended (in person or by telephone) at least 75% of the aggregate number of meetings of the Board and of the Committee(s) of the Board on which he served.

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. During the year ended June 30, 2000, the Audit Committee consisted of James W. Stuckert, John W. Goth, and Edwin W. Peiker, Jr. The Audit Committee held three meetings during the fiscal year. The function of the Audit Committee is to aid the directors in undertaking and fulfilling their responsibilities for financial reporting to the stockholders; to review internal financial procedures and reports; to recommend changes in the method of reporting to ensure timely and accurate reporting of financial data; to review audit principles in conjunction with the Company's independent auditors; to provide better avenues of communication between the Board of Directors, management and the external auditors and internal accounting personnel; and to recommend the appointment of the Company's independent auditors.

     During the year ended June 30, 2000, the Compensation Committee consisted of John W. Goth, James W. Stuckert and Pierre Gousseland. The Compensation Committee met twice during the last fiscal year. The Compensation Committee assumes the crucial role of implementing compensation plans for top executives, as well as directors. The Committee forges the key link between the Board and management that balances the interests of shareholders and those of
management.   The Compensation Committee's function is to review
new or modified programs in the areas of executive salary, incentive compensation, and stock plans; and review and make recommendations to the Company's Board of Directors concerning the levels and forms of compensation paid to the officers and key employees of the Company.

     None of the members of the Compensation Committee is or has been an officer or employee of the Company, and none of the executive officers of the Company has served as a member of the Compensation Committee or as a director of another entity, any of whose executive officers served on the Compensation Committee or as a director of the Company.


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended June 30, 2000.


        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects all compensation awarded or paid to or earned by the chief executive officer of the Company and any other executive officers of the Company, for the fiscal year ended June 30, 2000.

                    SUMMARY COMPENSATION TABLE

Name and         Year                              Other
Principal        Ended      Annual Compensation    Annual
Position         June 30     Salary($)   Bonus($)  Compensation ($)

Stanley Dempsey   2000       250,000    122,500       -
Chairman & Chief  1999       250,000     60,000       -
Executive Officer 1998       240,000    110,000       -

Peter B. Babin    2000       185,000     90,000       -
President         1999       185,000     50,000       -
                  1998       175,000     80,000       -

Karen P. Gross    2000       105,000     45,000       -
Vice President    1999       105,000     25,000       -
& Corporate       1998       100,000     30,000       -

Donald Baker      2000        95,000     45,000       -
Vice President    1999 (1)    95,000     40,000       -
 of Corporate
 Development

John Skadow       2000 (2)    80,000     30,000       -
 Controller &
  Treasurer



                      Long-Term Compensation
                             Awards                 Payouts
                      -----------------------------------------

Name and           Year     Restricted
Principal          Ended    Stock      Options/   LTIP       All
Position           June 30  Awards     SARs(#)    Payouts($) Other
                                                             Compensation($)

Stanley Dempsey     2000       -       62,500       -          28,799 (3)
Chairman & Chief    1999       -       50,250       -          24,861
Executive Officer   1998       -      164,250       -          29,487

Peter B. Babin      2000       -       55,000       -          26,021 (4)
President           1999       -       30,000       -          22,783
                    1998       -      105,120       -          23,028

Karen P. Gross      2000       -       45,000       -          13,334 (5)
Vice President      1999       -       20,000       -          11,460
& Corporate         1998       -       67,525       -          11,477

Donald Baker        2000       -       47,000       -          10,732 (6)
Vice President      1999       -       25,000       -          10,383
 of Corporate
 Development

John Skadow         2000       -       45,000       -          10,125 (7)
Controller &
  Treasurer


     (1)  Prior to 1999, Mr. Baker was not an officer of the Company.

     (2)  Prior to 2000, Mr. Skadow was not an officer of the Company

     (3) The Company's SARSEP payments made to Mr. Dempsey in fiscal 2000, 1999, and 1998, were $22,938, $19,000, and $22,325, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2000, 1999, and 1998 were $5,861, $5,861, and $7,162, respectively.

     (4) The Company's SARSEP payments made to Mr. Babin in fiscal 2000, 1999, and 1998 were $19,250, $16,450, and $17,854, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2000, 1999, and 1998 were $6,771, $6,333, and $5,172, respectively.

     (5) The Company's SARSEP payments made to Ms. Gross in fiscal 2000, 1999, and 1998 were $10,905, $9,100, and $9,878, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2000, 1999, and 1998 were $2,429, $2,360, and $1,599, respectively.

     (6) The Company's SARSEP payments made to Mr. Baker in fiscal 2000 and 1999 were $9,800, and $9,450, and the Company's payment of group term life insurance premiums paid in fiscal
     2000 and 1999 were $933, and $933.

     (7) The Company's SARSEP payment made to Mr. Skadow in fiscal 2000 was $8,075, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 2000 was $2,050.


Option Grants in Last Fiscal Year

     During the fiscal year ended June 30, 2000, officers of the Company were awarded a total of 255,000 stock options, no stock appreciation rights were awarded to any of the officers of the Company, and no existing options held by any of the officers of the Company were repriced by the Company.

     The following table sets forth certain information on option grants in fiscal 2000 to the named executive officers.

                      Individual Grants
            ---------------------------------------------------
                   Number       % of Total
                   of           Options
                   Securities   Granted to
                   Underlying   Employees   Exercise
                   Options      in Fiscal   Price           Expiration
Name               Granted (#)  Year (1)    ($/share)(2)    Date
-----------------------------------------------------------------------------

Stanley Dempsey    47,500        23.8%     $4.875           November 16, 2009
                   15,000        20.0%     $3.00            June 6, 2010

Peter B. Babin     40,000        20.1%     $4.875           November 16, 2009
                   15,000        20.0%     $3.00            June 6, 2010

Karen P. Gross     30,000        15.0%     $4.875           November 16, 2009
                   15,000        20.0%     $3.00            June 6, 2010

Donald Baker       32,500        16.3%     $4.875           November 16, 2009
                   15,000        20.0%     $3.00            June 6, 2010

John Skadow        30,000        15.0%     $4.875           November 16, 2009
                   15,000        20.0%     $3.00            June 6, 2010


                              Potential Realizable
                  Number of         Value at
                  Securities    Assumed Annual Rates
                  Underlying       of Stock Price
                  Options       Appreciation for Option
Name              Granted (#)           Term (3)
--------------------------------------------------------
                                  5%       10%
                               -----------------
Stanley Dempsey   47,500       145,628   369,051
                  15,000        28,300    71,718

Peter B. Babin    40,000       122,634   310,780
                  15,000        28,300    71,718

Karen P. Gross    30,000        91,976   233,085
                  15,000        28,300    71,718

Donald Baker      32,500        99,640   252,509
                  15,000        28,300    71,718

John Skadow       30,000        91,976   233,085
                  15,000        28,300    71,718

     (1) The percentage of total options granted is stated for the entire number of options granted to each employee.

     (2) The exercise price for all options listed of $4.875 and $3.00 was the fair market value of the Company's common stock on the date of grant.

     (3) The potential realizable values are stated for the entire number of options granted to each employee. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock (as well as the option holder's continued employment through the vesting period).
     The amounts reflected in this table may not necessarily be achieved.


Option Exercises in Last Fiscal Year and Year-End Values

     The table below sets forth information regarding the deemed value of options exercised by officers during the year ended June
30, 2000, and the deemed value of options held by such persons at June 30, 2000.

                                             Number of
                                             Securities       Value of
                                             Underlying       Unexercised
                                             Unexercised      In-the-Money
                                             Options/SARs     Options/SARs
                  Shares                     at FY-End (#)(1) at FY-End ($)(2)
                 Acquired on  Value          Exercisable/     Exercisable/
Name             Exercise (#) Realized($)(3) Unexercisable    Unexercisable

Stanley Dempsey      70,000    $201,270      322,184/62,500   $400,950/0
Peter B. Babin       40,000    $135,520      157,576/55,000   $123,750/0
Karen P. Gross        7,000    $ 23,191       77,826/45,000   $      0/0
John Skadow               0    $      0       78,670/45,000   $      0/0
Donald Baker              0    $      0       47,575/50,000   $      0/0


            (1) Of the total of 973,908 options, 74,463 Non-Statutory Options
                ("NSOs") are exercisable through December 7, 2000, at $5.375/share; 2,500 NSO are exercisable through December 7,2000, at $8.50/share; 190,800 Incentive Stock Options ("ISOs") are exercisable through December 21, 2001, at $0.125/share; 21,944 ISOs are exercisable through December 6, 2004, at $5.375/share; 20,328 ISOs are exercisable through December 7, 2005, at $5.375/share, 92,369 NSOs are exercisable through December 10, 2006, at $5.375/share; 15,395 ISOs are exercisable through December 10, 2006, at $5.375/share; 118,255 NSOs are exercisable through October 3, 2007 at $5.375/share; 35,353 ISOs are exercisable through October 3, 2007 at $5.375/share; 105,100 ISOs are exercisable through November 17, 2008, at $4.594/share; and 39,900 NSOs are exercisable through November 17, 2008, at $4.594/share; 102,500 ISOs are exercisable through November 16, 2009, at $4.875 per share; 77,500 NSOs are exercisable through November 16, 2009, at $4.875 per share; and 75,000 ISOs are exercisable through June 6, 2010, at $3.00 per share.

            (2) Value calculated based on closing "sale" price as reported on
                The Nasdaq National Market ("NASDAQ"), on the last day of our fiscal year, June 30, 2000, of $2.75 share.

            (3) Based on difference between exercise price and closing "sale"
                price as reported on NASDAQ, on the dates of exercise.


Compensation To Directors

            During fiscal 2000, each non-employee director of the Company received an annual fee of $12,000 for service as a director.
Directors are not compensated for committee participation. The outside directors' fee has remained fixed at $12,000 per year since
1997. On, November 16, 1999, as a special award, each outside director was awarded 4,000 treasury shares. These treasury shares are outside of the Company's Equity Incentive Plan and are subject to the requirement that each outside director remain a director of the Company for twelve (12) months ending November 16, 2000, before the shares are eligible for sale or otherwise transferable; that since the shares are not registered with the SEC, the share certificates will bear the appropriate '33 Act restricted legend;
and that the Company will hold the share certificates until all restrictions lapse. The closing price of the Company's common stock on November 16, 1999, was $4.875.

            Pursuant to the Company's Equity Incentive Plan, each non-employee director of the Company is granted annually a Non-
Statutory Option ("NSO") to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Accordingly, on November 16, 1999, each non-employee director of the Company was granted 5,000 NSOs, at an exercise price of $4.875 per share.
These options have a ten year term and are exercisable immediately with respect to 2,500 shares and after 12 months with respect to the other 2,500 shares.

            Mr. Edwin W. Peiker, Jr. has a consulting agreement with the Company, in which he is paid a hourly fee plus expenses. During fiscal year 2000, the total paid to Mr. Peiker under this agreement was $1,000.


Employment Contracts

            Certain officers of the Company (Messrs. Dempsey, Babin, and Ms. Gross) are employed pursuant to an employment contract providing for salary at current salary levels. Each of the employment contracts is renewable, for a term of 12 months, every February. Pursuant to each of the employment contracts, salary and benefits are to be continued for 12 months following such employee's involuntary termination, or following such employee's voluntary termination after a "change in control" event. A change in control event, as defined in the employment contracts, will occur upon: (1) the acquisition, directly or indirectly, by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities; (2) a change in the composition of the Board over a period of eighteen
(18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period, or
(B) have been unanimously elected or nominated by the Board for election as directors during such period; (3) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
(4) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.


Compensation Committee Interlocks and Insider Participation

            The Company's Compensation Committee during the 2000 fiscal year consisted of Mr. Goth, who serves as Chairman, Mr. Stuckert and Mr. Gousseland. No member of such Committee was, at any time during the 2000 fiscal year or at any other time, an officer or employee of the Company. No executive officer of the Company served on the Compensation Committee or another entity, or any other committee of the board of directors of another entity performing similar functions during the Company's last fiscal year.


Board Compensation Committee Report on Executive Compensation

            The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the policies that govern the compensation for the executive officers of the Company. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Compensation Committee also administers the Company's Equity Incentive Plan and determines the amount of stock options granted to officers and key employees. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

            The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company by offering compensation packages believed to be appropriate in light of compensation in the industry; to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy; to reward performance that benefits all Stockholders; and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

            The Committee's policy objectives are to pay base salaries that are comparable with those paid by the mining industry. Due to the Company's small staff, compensation practices are flexible and entrepreneurial, with compensation geared to meeting the requirements of the Company and the individual. Bonus payments are paid when individual performance and significant achievements for the Company's future revenue growth or other circumstances warrant special recognition. Bonuses are based upon the contribution of each individual and are usually paid on an annual basis. Long-term incentives, in the form of stock options, are another component of executive compensation and are granted to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance, and to reward those executives making a long-term commitment to the Company.

            The Committee is responsible for considering various information when reviewing salary levels, as outlined in the Company's Business Plan, and when making recommendations to the full Board. When reviewing individual performance of officers of the Company, the Committee also takes into account the views of the Company's Chairman and Chief Executive Officer. Before or at the end of each year, the Committee evaluates each individual officer's performance in order to determine whether to recommend the payment of bonuses and/or options and, if so, the amount of each such bonus and/or options.

            In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to Stockholders of the Company. The salary levels of the Company's executives and officers are usually established by the Board of Directors at its June meeting.

            The Committee also reviews and approves stock option awards, under the Company's Equity Incentive Plan. The purpose of stock option awards is to provide key employees with an incentive to continue as employees of the Company over a long term, and to align such employees' long range interests with those of the Stockholders by providing the opportunity of having an equity interest in the Company. The Committee grants stock option awards based on salary, level of responsibility, and performance. All stock options are granted with an exercise price equal to the market price of the
Common Stock on the date of grant.  Incentive Stock Options vest in
one year and have a 10-year term.   Non-Statutory Options typically
vest on the date of grant and have a 10-year term.

            During the fiscal year ended June 30, 2000, options to acquire 255,000 shares were awarded to officers of the Company and options to acquire 19,000 shares were awarded to employees of the Company who are not officers or directors.

            Chief Executive Officer. In evaluating the performance and setting the compensation of the Chairman and Chief Executive
Officer, the Committee took into account the base salaries of chief executive officers of other royalty and mining companies, including those companies that are listed in the Cumulative Total Shareholder Return Chart, and the assessment of Mr. Dempsey's individual performance, including his leadership with respect to the development of long-term business strategies for the Company to improve its economic value. The Committee also took into account the longevity of Mr. Dempsey's service to the Company and its belief that Mr. Dempsey is an excellent representative of the Company to the public by virtue of his stature in the community and the industry in which the Company operates.

            The Committee believes that the Chairman and Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and are dedicated to the growth of the Company and to increasing stockholder value. Because of the leadership provided by the Chairman and other officers of the Company, the Committee felt that bonuses should be awarded for the Chairman as well as the other officers of the Company. Therefore, in fiscal 2000, a bonus of $122,500 was awarded to the Chairman, and bonuses totaling
$229,210 were awarded to the other officers. No salary increase was given to the Chairman nor to any of the other officers of the Company in fiscal year 2000.

This Report has been provided by the Compensation Committee:

John W. Goth, Chairman, James W. Stuckert, and Pierre Gousseland


Audit Committee Report

            The Company's Audit Committee is comprised of three independent members, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting or other comparable experience. The Committee actively oversees the Company's financial condition, ensures that the Company's corporate economic value is enhanced, and sees that the Company achieves legal and ethical compliance. The main function of the Audit Committee is ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern.

            The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. In accordance with the promulgated new rules regarding audit committees, the Audit
Committee has adopted a formal, written charter (Appendix A) approved by the full board of directors of the Company. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

            The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June
30, 2000, with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1
(Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers
LLP with that firm.

            Based on the review and discussions with the Company's auditors for the fiscal year ended June 30, 2000, the Audit
Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

This Report has been provided by the Audit Committee:

James W. Stuckert, Chairman, John W. Goth, and Edwin W. Peiker, Jr.


Pension Plans

            In fiscal 1994, the Company established a variation of a Simplified Employee Pension ("SEP") Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP"). Management chose this Plan because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of substantial tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. Under this Plan, the Company may contribute to a designated IRA account, on an annual basis, up to 15% of each employee-participant's base compensation. Each such contribution would, within limits, be a deductible expense to the Company; would be free of federal income taxation as to the employee; and would be subject to continuing investment, on a tax-deferred basis, until assets are actually distributed to the employee. All employees of Royal Gold are eligible to participate in the Company's SEP Plan.


Performance Graph

            The following graph compares the cumulative total return on Royal Gold's Common Stock with the cumulative total return of two other stock market indices: Standard and Poor's 500 Index and Standard and Poor's Gold Mining Index.


                    CUMULATIVE TOTAL SHAREHOLDER RETURN CHART

                                     June 30,
                   1995    1996    1997    1998    1999    2000
                   ----------------------------------------------
S&P 500 Index      100.00  126.00  169.72  220.91  271.18  290.84
Gold & Precious
 Metal Mining-500  100.00  106.42   83.29   63.37   57.11   53.02
Royal Gold         100.00  160.00  104.62   61.54   56.15   33.85


           (i) S&P 500 Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 500 equity issues that make up the Standard and Poor's 500 Index.

           (ii) S&P Gold Mining Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the four equity issues that make up the Standard and Poor's Gold Mining Index (Barrick Gold Corporation, Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.).

           (iii) The material in this chart is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


PROPOSAL 2.

             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            The Board of Directors recommends that the Stockholders ratify the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 2001.

            The ratification of the appointment of PricewaterhouseCoopers is being submitted to the Stockholders because the Board of Directors believes this to be a good corporate practice. Should the Stockholders fail to ratify this appointment, the Board of Directors will review the matter.

            Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the Stockholders.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
   THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
              AS INDEPENDENT AUDITORS OF THE COMPANY.


                           OTHER MATTERS

            The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the Proxy to vote such Proxy in accordance with their own judgment on such matters.


                       STOCKHOLDER PROPOSALS

            Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by March 16, 2001, if such proposals are to be considered timely and included in the proxy materials for the 2001 Annual Meeting of Stockholders.
The inclusion of any Stockholder proposal in the proxy materials for the 2001 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

            Proxies for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all matters of which the Company does not receive notice by August 31, 2001.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/

                               Karen P. Gross
                               Vice President & Corporate Secretary

Denver, Colorado
October 13, 2000

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2001. Requests for a copy of such Annual Report should either be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.





                            APPENDIX A



                          ROYAL GOLD INC.

                  CHARTER OF THE AUDIT COMMITTEE


Organization

There shall be a committee of the board of directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors (which shall be guided by any applicable rules of the Securities and Exchange Commission and the listing requirements of the applicable securities market), would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

1. Hold such regular meetings as may be necessary and such special meetings as may be called by the chairman of the Audit Committee or at the request of the independent auditors of the corporation.

2. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. Where appropriate, and as a result of the independent auditors' ultimate accountability to the board of directors and the audit committee as representatives of the stockholders, replace or recommend the replacement of the independent auditors.

3. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

4. Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

5. Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1; and to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and to take, or recommend that the board take, appropriate action to ensure the independence of the independent auditor.

6. Review the internal financial function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

7. Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

8. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the quality of disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

9. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

10. Review accounting and financial human resources and succession planning within the company.

11. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

12. Provide in the proxy statement a report that describes the committee's composition and responsibilities, and how such responsibilities were executed.

13. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.